AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION ("AGREEMENT") dated this 1st day of August, 1994, is entered into by and among INDUSTRIAL DATA SYSTEMS CORPORATION, a Nevada corporation ("BUYER") and WILLIAM A. COSKEY and HULDA L. COSKEY, (collectively "SELLERS").

     THE PARTIES RECITE THAT:

     1. The BUYER desires to buy all of the SELLERS issued and outstanding shares of INDUSTRIAL DATA SYSTEMS, INC., a Texas corporation ("ACQUIRED COMPANY").

     2. All of the issued and outstanding shares of the ACQUIRED COMPANY'S common stock are owned by SELLERS.

     3. SELLERS are willing to transfer 200,000 shares of ACQUIRED COMPANY'S common stock to the BUYER in exchange for 9,500,000 shares of BUYER'S common stock under the terms and conditions as set forth in this AGREEMENT. SELLERS are further willing to cancel their interests in the 100,000 shares of the BUYER'S common stock that was to be issued pursuant to the Minutes of the Organizational Meeting of the BUYER dated June 22, 1994. Thus, the total shares issued under this transaction is 9,500,000 which represents the total shares issued and outstanding of the BUYER as of this date.

     4. Both the BUYER and the SELLERS desire this exchange to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                      TRANSFER OF STOCK AND CONSIDERATION

     1.1. TRANSFER OF STOCK. Subject to the terms and conditions contained in this AGREEMENT on the closing date as defined in Article VI, each of the SELLERS shall transfer and deliver to BUYER all the shares of ACQUIRED COMPANY stock being owned by that SELLER and each SELLER shall deliver to the BUYER a certificate or certificates evidencing all the shares of the acquired stock then owned by him, which certificate shall be duly endorsed and in blank for transfer or accompanied by a duly executed stock powers in blank. Each SELLER shall pay all stock transfer taxes becoming due by reason of the exchange of the shares transferred by him hereunder and shall affix, to their certificate or certificates for those shares all required transfer tax stamps.

     1.2. EXCHANGES OF SHARES. BUYER shall issue and deliver to SELLERS in exchange for the 200,000 the shares of ACQUIRED COMPANY'S stock and the release and cancellation of the Seller's interest in the 100,000 shares of common stock of the BUYER, 9,500,000 shares of BUYER'S common stock duly and validly issued, fully paid and nonaccessible. BUYER shall issue to the SELLERS in their joint names all of the above-mentioned shares.

     1.3. ALL OF THE ACQUIRED COMPANY'S STOCK. The AGREEMENT shall be deemed to be a single AGREEMENT for the transfer of all of the ACQUIRED COMPANY'S stock and shall not be deemed an AGREEMENT for the transfer of less than all of that stock, it being specifically understood that the BUYER shall be under no obligation to acquire less than all of the ACQUIRED COMPANY'S stock.

                                   ARTICLE II
                             WARRANTIES OF SELLERS

     2.1. JOINT AND SEVERAL REPRESENTATIONS. The SELLERS jointly and severally represent and warrant to BUYER that:

          (a) ACQUIRED COMPANY is a corporation duly organized, validly existing, and in good standing, under and by virtue of the laws of the State of Texas and is qualified to do business as a foreign corporation in all other states in which it owns real or personal property, or the states in which failure to qualify would adversely effect ACQUIRED COMPANY'S ownership of its assets or subject the ACQUIRED COMPANY to fine or penalty.
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          (b)  The ACQUIRED COMPANY has the power to own its property and to carry on its business where that business is now conducted. The ACQUIRED COMPANY has no equity interest in any other corporation, partnership, joint venture, or association.

          (c) There are no outstanding options, contracts, calls, commitments, pre-emptive rights, or demands of any nature relating to the capital stock of ACQUIRED COMPANY.

          (d) The SELLERS have offered to the BUYER the ACQUIRED COMPANY'S bylaws, list of officers and directors, and financial statements.

     2.2.  Each SELLER represents and warrants to BUYER as follows:

          (a) SELLER is the owner of, and has the right to transfer and deliver, the 200,000 of shares of ACQUIRED COMPANY'S stock represented to be owned by him and on the closing date SELLER will own and have the right to transfer and deliver that number of shares of ACQUIRED COMPANY'S stock.

          (b) The shares of ACQUIRED COMPANY'S stock are now owned by the SELLER are and on the closing date will be, free and clear of any liens, encumbrances, charges, and security interests and those shares are not subject to any restrictions on transferability.

          (c) The title to the shares that are transferred to the BUYER on the closing date will be good and marketable and free and clear of any and all liens, encumbrances, charges, and security interests.

     2.3. This AGREEMENT has been duly and validly executed and delivered by SELLER and is legally binding upon and enforceable against SELLER in accordance with its terms in either the execution or delivery of this AGREEMENT, nor the consummation of the transaction contemplated by it, will conflict with, or will result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, or result in a creation of any lien, charge, or encumbrance, on the shares of SELLER under, any agreement, instrument, order, judgment, or decree, to which the SELLER is a party, is bound or subject.

     2.4. Each SELLER is sufficiently experienced in financial business matters to be capable of utilizing the information furnished to evaluate the risk of his investment, and to make an informed decision relating thereto.

     2.5. Each SELLER understands that the shares of the BUYER'S common stock are not being registered under the Securities Act of 1933 on the grounds that issuant thereof is exempt under Section 4(2) of the 1933 Act as transaction not involving any public offering.

     2.6. The shares of the common stock have not been registered under the 1933 Act and therefore, cannot be sold unless they are subsequently registered under the 1933 Act or an exemption from such registration is available.

                                  ARTICLE III
             CONDUCT OF ACQUIRED COMPANY'S BUSINESS BEFORE CLOSING

     3.1. FULL ACCESS. BUYER and its authorized representatives shall have full access, during normal business hours, to all properties, books, records, contracts, and documents of ACQUIRED COMPANY, and ACQUIRED COMPANY shall furnish or cause to be furnished to BUYER and its authorized representatives all information with respect to the affairs and business of ACQUIRED COMPANY that BUYER may request.

     3.2. CARRY ON IN REGULAR COURSE. ACQUIRED COMPANY shall carry on its business diligently and substantially in the same manner as it was previously carried on, and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation.

     3.4. CONTRACTS AND COMMITMENTS. ACQUIRED COMPANY shall not enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and

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
consistent with past practices unless BUYER gives its prior written consent to that contract, commitment, or transaction.

     3.5. SALE OF CAPITAL ASSETS. Without the prior written consent of BUYER, ACQUIRED COMPANY shall not sell or dispose of (i) any capital asset that has an original cost in excess of $10,000 or (ii) any capital assets, the aggregate original cost of which exceeds $20,000.

     3.6. INDEBTEDNESS. ACQUIRED COMPANY shall not create any indebtedness, other than indebtedness that is either (i) incurred in the usual and ordinary course of business, or (ii) incurred under existing contracts disclosed in the Schedules attached to this AGREEMENT or which were previously delivered to BUYER, or (iii) incurred under commitments permitted by this AGREEMENT, or (iv) reasonably incurred in doing the acts and things contemplated by this AGREEMENT.

     3.7. INVESTMENTS. ACQUIRED COMPANY shall not make any investment, loan, advance, or contribution to any other person, corporation, partnership, joint venture, or association; provided, however, that ACQUIRED COMPANY may invest in the United States government obligations and in certificates of deposit and commercial paper rated A-1 by Standard & Poor's Corporation.

     3.8. DIVIDENDS AND DISTRIBUTIONS. ACQUIRED COMPANY shall not declare or pay any dividend, or make any distribution with respect to its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire any of its capital stock, or issue or in any way dispose of any shares of its capital stock or any rights in or to its capital stock.

     3.9. AMENDMENT OF CHARTER, ETC. Without the prior written consent of BUYER, ACQUIRED COMPANY shall not amend its Certificate of Incorporation or Bylaws or make any change in the authorized or unissued capital stock or its officers or directors.

     3.10. INSURANCE. All property, real and personal, owned or leased by ACQUIRED COMPANY shall be adequately insured by reputable insurance companies against all insurable risks normally insured against by companies conducting a business the same as, or similar to, the business conducted by ACQUIRED COMPANY, and all that property shall be used, operated, maintained, and repaired in a normal business manner.

     3.11. PRESERVATION OF ORGANIZATION. ACQUIRED COMPANY shall use its best efforts (without making any commitments on behalf of BUYER) to preserve its business organization intact, to keep available to BUYER the present key officers and employees of ACQUIRED COMPANY, and to preserve for BUYER the present relationships of ACQUIRED COMPANY with its suppliers and customers and others having business relations with them. The mere failure of any suppliers and customers to continue those relationships shall not be deemed to be a default under this AGREEMENT.

     3.12. NO DEFAULT. ACQUIRED COMPANY shall not do any act or omit to do any act, or permit any act or omission to act, that will cause a material breach by it of any of its contracts, commitments, or obligations.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     4.1.  BUYER REPRESENTS AND WARRANTS TO SELLERS THAT:

          (a) BUYER is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (b) BUYER has the power to own its properties and to carry on its business.

          (c) The execution, delivery, and performance of this AGREEMENT has been authorized by all necessary corporate action.

          (d) The SELLERS have offered the BUYER full opportunity to examine the books and records of the BUYER.

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
                                   ARTICLE V
                  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     5.1. EACH AND EVERY OBLIGATION OF BUYER TO BE PERFORMED ON THE CLOSING DATE OR THEREAFTER, AS THE CASE MAY BE, SHALL BE SUBJECT TO THE SATISFACTION ON OR BEFORE THE CLOSING DATE OF THE FOLLOWING CONDITIONS:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. The representations and warranties made by SELLERS in this AGREEMENT shall be true on and as of the Closing Date, subject to any changes required as contemplated by this AGREEMENT, with the same effect as though those representations and warranties had been made or given on and as the Closing Date, subject to those changes.

          (b) NO ADVERSE CHANGE. The business, assets, and properties of ACQUIRED COMPANY shall not have been materially and adversely affected in any way between the date of this AGREEMENT and the Closing Date as a result of fire, explosion, earthquake, disaster, accident, labor trouble or dispute, any action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces, or act of God or public enemy.

          (c) COMPLIANCE WITH AGREEMENT. SELLERS shall have performed and complied with all of their obligations under this AGREEMENT which are to be performed or complied with by them on or before the Closing Date.

          (d) PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken on or before the Closing Date in connection with the transaction contemplated by this AGREEMENT, and all documents incident to that transaction, shall be satisfactory in form and substance to BUYER, and ACQUIRED COMPANY and SELLERS shall have made available to BUYER on or before the Closing Date for examination the originals or true and correct copies of all records and documents relating to the business and affairs of ACQUIRED COMPANY and SELLERS which BUYER may request in connection with the transaction. SELLERS shall have complied with all statutory requirements for the valid consummation by SELLERS on the Closing Date of the transactions contemplated by this AGREEMENT.

          (e) CONDITION OF PROPERTY. The property of ACQUIRED COMPANY shall not, prior to the Closing Date, have been damaged by fire or other casualty in an aggregate amount exceeding $5,000.

          (f) NO LITIGATION. No investigation, suit, action, or other proceeding shall be threatened or pending before any court or governmental agency which, in the opinion of BUYER'S counsel, is likely to result in the restraint, prohibition or the obtaining of damages, or other relief, in connection with this AGREEMENT or the consummation of the transactions contemplated hereby, or in connection with any claim against the Company or the SELLERS, not disclosed by the Schedules previously delivered to BUYER.

          (g) ALL OUTSTANDING ACQUIRED COMPANY STOCK TRANSFERRED. All of SELLERS shall assign, transfer, and deliver to BUYER all the shares of ACQUIRED COMPANY stock to be sold and transferred by them respectively and shall deliver to BUYER certificates for those shares as provided in this AGREEMENT. (Without limitation of the foregoing, BUYER shall be under no obligation to acquire less than all of the shares of ACQUIRED COMPANY stock outstanding on the Closing Date and may refuse to purchase any of those shares unless all of them are available for purchase.)

          (h) RIGHTS OF FIRST REFUSAL. Rights of first refusal or preemption have been released.

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
                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO SELLERS OBLIGATIONS

     6.1. EACH AND EVERY OBLIGATION OF THE SELLERS TO BE PERFORMED ON THE CLOSING DATE SHALL BE SUBJECT TO THE SATISFACTION ON OR BEFORE THE CLOSING DATE OF THE FOLLOWING CONDITIONS:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING DATE. BUYER'S representations and warranties contained in this AGREEMENT shall be true at and as of the Closing Date.

          (b) COMPLIANCE WITH AGREEMENT. BUYER shall have performed and complied with its obligations under this AGREEMENT which are to be performed or complied with before or on the Closing Date.

          (c) PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken on or before the Closing Date in connection with the transaction contemplated by this AGREEMENT and all documents incident thereto, shall be satisfactory in form and substance to SELLERS.

          (d) RESOLUTIONS. BUYER shall have delivered to SELLERS certified copies of resolutions of the Board of Directors of BUYER, authorizing the execution, delivery and performance of this AGREEMENT and all documents incident thereto, shall be satisfactory in form and substance to SELLERS.

          (e) ALL DOCUMENTS. All documents required by subsection (c) of this AGREEMENT shall have been delivered to SELLERS by BUYER on or before the Closing Date.

                                  ARTICLE VII
                                  CLOSING DATE

     The Closing with respect to the exchange of shares provided for in this AGREEMENT shall take place at a mutually convenient place on the 1st day of August, 1994, or other date as agreed to by the parties.

                                  ARTICLE VIII
                                   BROKERAGE

     SELLERS (a) represent and warrant to BUYER that no broker, finder, or other person, employed by, or acting under the authority of, SELLERS is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from the BUYER or ACQUIRED COMPANY in connection with the transactions contemplated by this AGREEMENT, and (b) agree to indemnify the BUYER against, and hold the BUYER harmless from, any claims for any broker's or finder's fee, or any other commission or similar fee, by any person, claiming to have been employed by, or to have acted under the authority of SELLERS in connection with those transactions.

     BUYER (a) represents and warrants to SELLERS that no broker, finder, or other person, employed by, or acting under the authority of, BUYER is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from SELLERS or any of them in connection with the transactions contemplated by this AGREEMENT, and (b) agrees to indemnify SELLERS (and each of them) against, and to hold SELLERS (and each of them) harmless from, any claims for any broker's fee or finder's fee, or any other commission or similar fee, by any person claiming to have been employed by, or to have acted under the authority of, BUYER in connection with those transactions.

                                  ARTICLE IX.
                                 MISCELLANEOUS

     9.1. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties to do all acts necessary to carry out the terms of this agreement.

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
     9.2. SEVERABILITY. All terms and conditions contained herein are severable, and in the event that any of them shall be held or considered to be unenforceable by any court of competent jurisdiction, this agreement shall be interpreted as if such unenforceable term or condition were not contained herein.

     9.3. MODIFICATION OF AGREEMENT. No waiver or modification of this agreement or of any term or condition herein contained shall be valid unless in writing and duly executed, nor shall any waiver or modification of this agreement not duly executed as provided herein be deemed to be a part of this agreement under any circumstances.

     9.4. APPLICABLE LAW. This agreement shall be governed by sand interpreted according to the laws of the State of Nevada. Each party submits to the personal jurisdiction of all courts, whether Federal or State, within Nevada, and agrees that any action pertaining to this agreement shall be brought in a court in Nevada.

     9.5. ENFORCEMENT COSTS. A party in breach of this agreement shall pay all costs incurred by the nonbreaching party for damages or to enforce the terms of this agreement, whether or not court action is instituted, and whether any court action is brought in law or equity, which costs include, without limitation, court costs and reasonable attorneys' fees.

     9.6. NECESSARY DOCUMENTS. Each party shall, upon the request of the other, execute, acknowledge, and deliver any instruments appropriate or necessary to carry in to effect the intentions and provisions of this agreement.

     9.7. WAIVER OF BREACH. The waiver of the breach of any term or condition of this agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition.

     9.8. EXECUTION IN COUNTERPARTS. This agreement may be executed in multiple copies and by counterparts.

                                          INDUSTRIAL DATA SYSTEMS CORPORATION,
                                          A Nevada Corporation

                                          By /s/ LEISA C. STILWELL
                                                 LEISA C. STILWELL, President

                                          INDUSTRIAL DATA SYSTEMS, INC.,
                                          A Texas Corporation

                                          By /s/ WILLIAM A. COSKEY
                                                 WILLIAM A. COSKEY, President

                                          By /s/ WILLIAM A. COSKEY
                                                 WILLIAM A. COSKEY

                                          By /s/ HULDA L. COSKEY
                                                 HULDA L. COSKEY

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
STATE OF NEVADA                           )
                                          )  ss.
COUNTY OF CLARK                           )

     On this 25th day of August, 1994, personally appeared before me LEISA C. STILWELL, President of INDUSTRIAL DATA SYSTEMS, CORPORATION, a Nevada corporation, who duly acknowledged that he executed the foregoing document in his capacity herein set forth as the free and voluntary act, deed, and agreement of said corporation.

                                      /s/ DENA LOGAN
                                          Dena Logan
                                          NOTARY PUBLIC

                                          Notary Public-State of Nevada
                                          COUNTY OF CLARK
                                          DENA LOGAN
                                          My Commission Expires
                                          March 3, 1996

STATE OF TEXAS                            )
                                          )  ss.
COUNTY OF HARRIS                          )

     On this 29th day of August, 1994, personally appeared before me WILLIAM A. COSKEY, President of INDUSTRIAL DATA SYSTEMS, INC., a Texas corporation, who duly acknowledged that he executed the foregoing document in his capacity herein set forth as the free and voluntary act, deed, and agreement of said corporation.

                                           Signature Illegible
                                           NOTARY PUBLIC

STATE OF NEVADA                           )
                                          )  ss.
COUNTY OF CLARK                           )

     On this     day of        , 1994, personally appeared before me WILLIAM A.
COSKEY, who duly acknowledged that he executed the foregoing document in his capacity herein set forth as the free and voluntary act, deed, and agreement of said corporation.

                                          ______________________________________
                                          NOTARY PUBLIC

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